EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CIC CLOSES BRIDGE FINANCING

Transaction Adds $1 Million in Bridge Round
in Advance of Planned Equity Round

Redwood Shores, CA, April 24, 2012 – Communication Intelligence Corporation (“CIC” or the “Company”) (OTCQB: CICI), a leading supplier of electronic signature solutions and the recognized leader in biometric signature verification, announced today that it had closed a new round of funding with a number of existing, as well as new, investors to provide working capital.

The financing totaled $1 million in gross proceeds from the issuance of unsecured promissory notes and warrants to purchase five million shares of common stock at a price of $0.05 per share. The transaction closed on April 23, 2012, and is in addition to the $1 million in notes and warrants raised by the Company in September and December 2011. The notes will automatically convert into CIC’s next round of equity financing.

“This additional round of financing reflects our investors’ ongoing support of CIC and represents a continued vote of confidence in the steady progress shown by the Company since the management transition in late 2010,” stated Philip Sassower, CIC’s Chairman and Chief Executive Officer. “We are also pleased to welcome a number of new investors in our effort to expand the Company’s shareholder base. In an attempt to prevent excessive dilution and to optimize the timing of our next round of equity funding, we decided to delay a next equity round and plan to issue a new class of preferred in conjunction with the Company’s annual shareholder meeting.”

“These funds enable CIC to continue on its path of high-leverage technology investments in support of SaaS revenue streams,” stated William Keiper, CIC’s President and Chief Operating Officer. “We will continue to develop and deliver the high security, enterprise-level electronic signature solutions required by major insurance carriers and financial institutions. We have made solid gains over the past year and anticipate more progress in the remainder of 2012.”

About CIC
CIC is a leading supplier of electronic signature products and the recognized leader in biometric signature verification. CIC enables companies to achieve truly paperless workflow in their electronic business processes by providing multiple signature technologies across virtually all applications. CIC’s solutions are available both in SaaS and on-premise delivery models and afford “straight-through-processing,” which can increase customer revenue by enhancing user experience and can also reduce costs through paperless and virtually error-free electronic transactions that can be completed significantly quicker than paper-based procedures. CIC is headquartered in Redwood Shores, California. For more information, please visit our website at http://www.cic.com. CIC’s logo is a registered trademark of CIC.

Forward Looking Statements
Certain statements contained in this press release, including without limitation, statements containing the words “believes”, “anticipates”, “hopes”, “intends”, “expects”, and other words of similar import, constitute “forward looking” statements within the meaning of the Private Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors, which may cause actual events to differ materially from expectations.  Such factors include the following (1) technological, engineering, quality control or other circumstances which could delay the sale or shipment of products containing the Company’s technology; (2) economic, business, market and competitive conditions in the software industry and technological innovations which could affect customer purchases of the Company’s solutions; (3) the Company’s inability to protect its trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others or prevent others from infringing on the proprietary rights of the Company; and (4) general economic and business conditions and the availability of sufficient financing.

Contact Information:

CIC
Investor Relations & Media Inquiries:
Andrea Goren
+1.650.802.7723
agoren@cic.com

275 shoreline drive | suite 500 | redwood shores | ca 94065 | usa | +1.650.802.7888 t | +1.650.802.7777 f